EXHIBIT 10.1

NN, INC.
ELECTIVE DEFERRED COMPENSATION PLAN

Preamble

This plan which shall be known as the NN, Inc. Elective Deferred Compensation Plan (the “Plan”), is adopted as of the 1st day of January, 2005, by NN, Inc., a Tennessee corporation with principal offices and place of business at Building C, Suite 12, 2000 Waters Edge Drive, Johnson City, Tennessee 37604 (the “Company”). The Plan is an amendment and restatement of the NN, Inc. Elective Deferred Compensation Plan originally effected February 26, 1999 and subsequently amended effective January 1, 2002. The Company intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded Plan for the members of the Board of Directors of the Company who contribute materially to the continued growth of the Company, so as to qualify for all available exemptions from the provisions of Title I of ERISA.

ARTICLE I
ELIGIBILITY AND PARTICIPATION

Section 1 .1     All outside members of the Board of Directors of the Company are eligible to become and remain participants in the Plan.

Section 1 .2     The individuals described in Section 1.1 shall be eligible to participate in the Plan and may do so by filing a written election with the Company in the form attached or other form approved by the Company. In the first year in which a participant becomes eligible to participate in the Plan, the newly eligible participant may make an election to defer directors fees for services to be performed subsequent to the election within 30 days after the date the person becomes eligible. Except as otherwise provided herein, elections to defer payment of directors fees must be made before the beginning of the calendar year for which the directors fees are payable.

Section 1 .3     For each individual electing to participate in the Plan, the Company shall establish and maintain a deferred compensation account. The amount of each participant's deferred compensation shall be credited to this account as of the date such directors fees otherwise would be payable. No amount shall actually be set aside for payment under the Plan. Any participant to whom an amount is credited under the Plan shall be deemed a general, unsecured creditor of the Company.

Section 1.4     Any participant may defer all or any portion of his or her directors fees otherwise payable to him or her by the Company for the calendar year beginning after the date of said election as he or she may specify in said written election to the Company, and the amounts so deferred shall be paid only as provided in this Plan. Any new election to defer payment of directors fees must be made before the beginning of the calendar year for which the directors fees are payable. The election to defer shall be irrevocable as to the deferred-compensation for the period for which the election is made.

ARTICLE II

DEFERRED COMPENSATION

All amounts credited under the terms of the Plan to a deferred compensation account maintained in the name of a participant by the Company shall be invested in any investment option acceptable to the Company.

Such investiment election shall be made on a form approved by the Company.

ARTICLE III

DISTRIBUTION

Section 3.1     On the first day of the month next following the date on which a participant ceases to be a member of the Company~s Board of Directors for any reason including death, distribution of the amount credited to the participant’s account in accordance with this plan shall commence to or with respect to the participant in a lump sum.

Section 3.2     If a participant should die before distribution has been made to the participant, the account shall be distributed to the participant’s beneficiary designated by the participant in writing and delivered to the Company at the time the participant first elected to become a participant in the Plan. If a participant has not designated a beneficiary, or if no designated beneficiary is living on the date of distribution, then, notwithstanding any provision herein to the contrary, such amounts shall be distributed to such participant’s estate in a lump sum distribution as soon as administratively feasible following such participant's death.

Section 3.3     In the event a participant incurs an unforeseeable emergency, the participant may make a written request to the Company for a hardship withdrawal from his or her account established under the Plan. An unforeseeable emergency is a severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the participant, loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. Withdrawals of amounts because of an unforeseeable emergency are only permitted to the extent reasonably needed to satisfy the emergency need. This section shalL be interpreted in a manner consistent with Sections 1 .457-2(h)(4) and 1 .457-2(h)(5) of the Treasury Regulations.

Section 3.4     Anything herein to the contrary notwithstanding, if, at any time, a court or the Internal Revenue Service determines that an amount in a participant’s account is includable in the gross income of the participant and subject to tax, the Board of Directors of the Company may, in its sole discretion, permit a lump sum distribution of an amount equal to the amount determined to be includable in the participants gross income.

ARTICLE IV

AMENDMENT AND TERMINATION OF PLAN

The Company reserves the right to amend or terminate the Plan at any time. Any such termination shall be effective as of the end of the calendar year during which notification is given to each participant. Notification will be by first class mail, addressed toeach participant at the participant’s last known address, or by other notice acknowledged in writing by the participant. Any amounts credited to an account of any participant shall remain subject to the provisions of the Plan and distribution will not be accelerated because of the termination of the Plan. No amendment or termination shall directly or indirectly reduce the balance of any account described in this Plan as of the effective date of such amendment or termination - No additional credits or contributions will be made to the accounts of the participants under the Plan after termination of the Plan, but interest may continue to be credited to the accounts of the participants under the Plan until all benefits are distributed to the participants or to their beneficiaries. Upon termination of the Plan, distribution of amounts credited to the accounts of the participants shall be made to the participants or their beneficiaries in accordance with Article III of this Plan.

ARTICLE V

CLAIMS PROCEDURE

Section 5.1     For purposes of handling claims with respect to this Plan, the “Claims Reviewer” shall be the Company, unless another person or organizational unit is designated by the Company as Claims Reviewer.

Section 5.2     This Section shall apply to claims not involving a determination of disability

An initial claim for benefits under the Plan must be made by the participant or his or her beneficiary in accordance with the terms of the Plan through which the benefits are provided.

No later than 90 days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90 day period. If such extension is necessary, the Claims Reviewer shall provide the participant or the participant’s beneficiary with written notification of such extension before the expiration of the initial 90 day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90 day period.

In the event the Claims Reviewer denies the claim of a participant or the beneficiary in whole or in part, the Claims Reviewer’s written notification shall specify, in a manner calculated to be understood by the claimant:

(a) the specific reason for the denial;

(b) a reference to the Plan or other document or form that is the basis for the denial;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d) an explanation of the applicable review procedures and the time limits applicable to such procedures; and

(e) a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer’s disposition of the claimant’s claim, the claimant may have full and fair review of the claim by the Company upon written request therefore submitted by the claimant or the claimant’s duly authorized representative and received by the Company within 60 days after the claimant receives written notification that the claimant’s claim has been denied. In connection with such review, the claimant or the claimant~s duly authorized representative shall be entitled to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant or his duly authorized representative, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The Company shall act to deny or accept the claim within 60 days after the claimant’s written request for review unless special circumstances require the extension of such 60 day period. The notice of extension shall set forth the special circumstances and the date by which the Company expects to render its decision. In all events, the Company shall act to deny or accept the claim within 120 days of the receipt of the claimant’s request for review. The action of the Company shall be in the form of a written notice to the claimant and its contents shall include:

(a) the specific reason for the denial;

(b) a reference to the Plan or other document or form that is the basis for the denial;

(c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other informaiton relevant to the claimant's claims for benefits; and

(d) a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and   procedures afforded the claimant by this Article V.

Section 5.3        This Section shall apply to claims involving a determination of disability.

 An initial claim for disability benefits under the Plan must be made by the participant or his or her beneficiary in accordance with the terms of the Plan through which the benefits are provided.

No later than 45 days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require a 30 day extension of such 45 day period.  If a 30 day extension is necessary, the Claims Reviewer shall provide the participant or the participant's beneficiary with written notification of such extension before the expiration of the initial 45 day period.

Such notice shall specify the reason or reasons for such etension and the date by which a final decision can be expected. If, prior to the end of the first 30 day extension period, the Claims Reviewer determines that, due to maters beyond the control of the Claims Reviewer, a decision cannot be rendered within that extension period, the period for making a decision may be extended for up to an additional 30 days, provided that the Claims Reviewer notifies the claimant, prior to the expiration of the first 30 day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues preventing a decision on the claim and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

In the event the Claims Reviewer denies the claim of a participant or the beneficiary in whole or in part, the Claims Reviewer~s written notification shall specify, in a manner calculated to be understood by the claimant:

(a) the specific reason for the denial;

            (b) a reference to the Plan or other document or form that is the basis for the denial;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d) an explanation of the applicable review procedures and the time limits applicable to such procedures;

            (e) a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) folLowing an adverse benefit determination on review;

(f) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion, or a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse benefit determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant upon request; and

(g) if the adverse benefit determination is based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

Should the claim be denied in who~ or in part and should the claimant be dissatisfied with the Claims Reviewer’s disposition of the claimant’s claim, the claimant may have full and fair review of the claim by the Company upon written request therefore submitted by the claimant or the claimant’s duly authorized representative and received by the Company within 180 days after the claimant receives written notification that the claimant’s claim has been denied. The review will not afford deference to the initial adverse benefit determination and will neither be conducted by the individual who made the initial adverse benefit determination nor the subordinate of such individual. If the adverse benefit determination is based in whole or in part on a medical judgment, the Claims Reviewer will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The health care expert will neither be the individual who was consulted in connection with the adverse benefit determination nor the subordinate of such individual. The Claims Reviewer will provide the claimant with the identification of the medical expert whose advice was obtained on behalf of the Plan in connection with the claimant’s adverse benefit determination whether or not such advice was relied upon in making the benefit determination.

In connection with such review, the claimant or the claimant’s duly authorized representative shall be entitled to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant or his duly authorized representative, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The Company shall act to deny or accept the claim within 45 days after the claimant's written request for review unless special circumstances require the extension of such 45 day period. The notice of extension shall set forth the special circumstances and the date by which the Company expects to render its decision. In all events, the Company shall act to deny or accept the claim within 90 days of the receipt of the claimant’s request for review. The action of the Company shall be in the form of a written notice to the cLaimant and its contents shall include:

         (a)  the specific reason for the denial;

             (b)  a reference to the Plan or other document or form that is the basis for the denial;

             (c)  a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and      other  information relevant  to the claimant’s claims for benefits;

(d)  a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review;

           (f)  if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion, or a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse benefit determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant upon request;

            (g)  if the adverse benefit determination is based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

            (h)  the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency .”

In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article V.

ARTICLE VI
ADMINISTRATION

Section 6.1                The right of a participant or the participant’s beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither a participant nor his or her designated beneficiary shaLl have any rights in or against any amount credited to any accounts under this Plan or any other assets of the Company. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Company and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a participant or a participant’s beneficiary. The Plan constitutes a mere promise by the Company to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 6.2                The Plan shall be administered by the Board of Directors of the Company, which shall have the authority, duty and power to interpret and construe the provisions of the Plan as the Board deems appropriate including the authority to determine eligibility for benefits under the Plan. The Board shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The interpretations, determinations, regulations and calculations of the Board shall be final and binding on all persons and parties concerned.

Section 6.3                Expenses of administration shall be paid by the Company. The Board of Directors of the Company shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counselor other person employed or retained by the Company with’ respect to the Plan.

Section 6.4                 The Company shall furnish individual annual statements of accrued benefits to each participant, or current beneficiary, in such form as determined by the Company or as required by law.

Section 6.5                 The sole rights of a participant or beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder, and nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Company will be sufficient to pay any benefit hereunder. Further, the adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and any participant.

Section 6.6                The Company may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to an individual in the event that individual is declared incompetent and a conservator or other person legally charged with that individual’s care is appointed. Except as otherwise provided herein, when the Company determines that such individual is unable to manage his or her financial affairs, the Company may pay such individual’s benefits to such conservator, person legally charged with such individual’s care, or institution then contributing toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Company and the Plan for such individual.

Section 6.7                The Plan may be continued after a sale of assets of the Company, or a merger or consolidation of the Company into or with another corporation or entity only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall be terminated subject to the provisions of Article IV.

Section 6.9                Notwithstanding any provision herein to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any   participant, former participant, designated beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

Section 6.10              All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not  preempted by such laws, by the laws of the State of Tennessee.

AMENDMENT TO
NN, INC. ELECTIVE DEFERRED COMPENSATION PLAN

WHEREAS, the NN, Inc. Elective Deferred Compensation Plan (hereinafter referred to as the "Plan") was established effective February 26, 1999; and

WHEREAS, the Employer desires to amend the Plan under Article IV thereof to provide an optional form of benefit payment under the terms of the Plan;

NOW THEREFORE, the Employer hereby amends the Plan, effective as of the first day of January, 2005, as follows:

Section 3.1 of the Plan shall be amended to read, as follows:

“On the first day of the month next following the date on which a participant ceases to be a member of the Company's Board of Directors for any reason including death, distribution of the amount credited to the participant's account in accordance with this plan shall commence to or with respect to the participant in either (1) a lump sum or (2) three (3) equal annual installments.

(a)
A Participant may make an initial payment election under Section 3.1(b) or changes to an election under Section 3.1(c). If the Participant fails to timely elect a payment election, the Plan will pay the affected Participant’s Vested Accrued Benefit in a lump-sum cash payment.

(b)
Initial Payment Election. A Participant must make an initial payment election at the time of the Participant’s election to defer. A payment election may apply to all deferred compensation regardless of the time deferred or only to specific deferred compensation based on date of deferral, as the payment election indicates. A Participant must make any permissible initial payment election on a form the Employer provides for that purpose.

(c)
Changes to Payment Election. A Participant may change the election. If the Plan permits Participants to change existing payment elections (initial or change elections) as to any or all deferred compensation, including any Plan default payment applicable in the absence of an election, any such change election must comply with this Section 3.1(c). A Participant must make any change election on a form the Employer provides for such purpose. Any Participant change election: (i) may not take effect until at least 12 months following the date of the change election; (ii) must result in the first payment under the change election being made not earlier than 5 years following the date upon which the originally-elected payment would have been made (except if payment is on account of death, Disability or Unforeseeable Emergency); and (iii) if the change election relates to a Participant’s or the Employer’s previous election of a fixed schedule, the Participant must make the change election not less than 12 months prior to the date of the first scheduled payment under the initial election. A Beneficiary following a Participant’s death may not make a payment change election under this Section 3.1(c).

IN WITNESS WHEREOF, this Amendment has been executed this 2nd day of November, 2006.

                                                                         NN, INC.

                                                                         By: /s/ William C. Kelly, Jr.
                                                                                                                              William C. Kelly, Jr.
                                                                                                                                                                            Title:  Vice President and Chief Administrative Officer

Signed, sealed and delivered
in the presence of:

/s/ James H. Dorton
Witness